UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 30, 2005

PARTY CITY CORPORATION

(Exact name of Registrant as Specified in Chapter)

Delaware	0-27826	22-3033692
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 Commons Way, Rockaway, NJ	07866
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 983-0888

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

     Retention and Severance Agreements

     On June 30, 2005 (the “Effective Date”), Party City Corporation (the “Company”) entered into Retention Bonus and Severance Agreements (the “Agreements”) with each of the Company’s named Executive Officers, except Michael E. Tennenbaum (Richard Griner, Lisa Laube, Gregg Melnick and Steven Skiba), and other employees of the Company.

     The Agreements provide that each such employee will be paid a one-time, lump sum retention payment of a specified amount if (a) there is a Change in Control or Change in CEO (each as defined therein and each a “Qualifying Event”) within three years of the Effective Date and (b) such employee remains employed by the Company or the surviving entity for six months after the Qualifying Event. The Company is required to make such retention payments within 30 days following the date specified in clause (b). The amounts for each Executive Officer are set forth in the table below.

     In addition, the Agreements provide that each such employee will be paid a lump sum severance payment of a specified amount if (a) there is a Qualifying Event and (b) the employee is terminated by the Company without cause or resigns for good reason (“Termination”) after the Qualifying Event and before the second anniversary of the closing date of the Qualifying Event. The severance amount is based on (x) the product of a specified multiplier and the greater of such employee’s base salary as of the Effective Date or the date of Termination, (y) any retention payment still owing to such employee and (z) any unpaid performance bonus for prior completed fiscal years and a pro rated portion of the current year’s performance bonus, subject to specified limitations. The Company is required to make the severance payments as of the Severance Commencement Date (as defined therein). The amounts for each Executive Officer are set forth in the table below.

     The Company will also pay the employer portion of any COBRA continuation coverage timely elected by such employee and will provide such employee with outplacement assistance for three months by a vendor of the Company’s choice (up to a reasonable cost to be established by the Company). All options to purchase the Company’s common stock, or to acquire shares of the surviving entity, owned by an employee who is terminated will become immediately vested on the date of Termination.

     The following table sets forth the retention and severance payments to be paid by the Company to each of the named Executive Officers in accordance with the Agreements:

Name	Retention Payment	Severance Payment (a)
Richard Griner	$186,759	$747,034
Lisa Laube	175,000	700,000
Gregg Melnick	162,500	650,000
Steven Skiba	132,925	531,700
Total	$657,184	$2,628,734

(a)	Assumes that there are no payments required to be made under clauses (y) and (z) specified above.

To the extent that any of the foregoing payments would constitute “parachute payments” and subject an employee to excise taxes under applicable tax laws, the Company is required make a gross-up payment to such employee.

     In consideration for the foregoing payments, each such employee agrees to the non-competition, non-disclosure, non-solicitation, non-disparagement, confidentiality and other related provisions set forth in the Agreements. In addition, the employee will be required to execute a general release of claims against the Company in consideration for the severance payments described above.

     The foregoing description of the Agreements is qualified in its entirety by reference to the form of Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

     A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2005	PARTY CITY CORPORATION

	By:	/s/	Gregg A. Melnick

	Name:		Gregg A. Melnick
	Title:		Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Form of Retention Bonus and Severance Agreement, dated June 30, 2005.

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